                                                                    EXHIBIT 11.1

                                  VIASAT, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)


                                                THREE MONTHS ENDED               SIX MONTHS ENDED
                                                   SEPTEMBER 30,                   SEPTEMBER 30,
                                             --------------------------      --------------------------
                                                1997          1996 (1)          1997          1996 (1)
                                             ----------      ----------      ----------      ----------
Net Income                                   $1,203,000      $  604,000      $2,378,000      $1,082,000
                                             ==========      ==========      ==========      ==========

Weighted average number of common
shares outstanding                            7,792,402       3,432,297       7,768,262       3,392,911

Assumed conversion of preferred shares                        2,365,538                       2,365,538

Common stock equivalent shares                  405,647         194,451         352,092         186,375

Effect of shares issued and options
granted at less than the offering price                         136,652                         175,811
                                             ----------      ----------      ----------      ----------


Total number of shares for computing
primary earnings per share                    8,198,049       6,128,938       8,120,354       6,120,635


Incremental shares for computing fully
diluted earnings per share                       43,767              15          84,656
                                             ----------      ----------      ----------      ----------

Total number of shares for computing
fully diluted  earnings per share             8,241,816       6,128,953       8,205,010       6,120,635
                                             ==========      ==========      ==========      ==========

Primary earnings per share                   $      .15      $      .10      $      .29      $      .18
                                             ==========      ==========      ==========      ==========

Fully diluted earnings per share             $      .15      $      .10      $      .29      $      .18
                                             ==========      ==========      ==========      ==========


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(1) Earnings per share calculations are pro forma.